Exhibit (a)(1)(v)

Notice of Guaranteed Delivery

For Tender of Common Shares of

NexPoint Strategic Opportunities Fund

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 10, 2020, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Common Shares (as defined below) but:

•	your certificates for Common Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•	your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Common Shares if you comply with the guaranteed delivery procedure described under the heading “The Exchange Offer” in the Offer to Exchange dated October 30, 2020 (together with any amendments or supplements thereto, the “Offer to Exchange”).

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or facsimile in accordance with the procedures set forth in the Offer to Exchange prior to the Expiration Date. See “The Exchange Offer” in the Offer to Exchange.

Deliver to:

American Stock Transfer & Trust Company, LLC

the Depositary for the Offer

By Mail:	By Hand, Express Mail, Courier or Other Expedited Service:

Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219 Call Toll-Free: 1 (877) 248-6417	Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219 Call Toll-Free: 1 (877) 248-6417

By Facsimile: 1 (718) 234-5001

For this notice to be validly delivered, it must be received by the Depositary at the above address, or by facsimile, prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to NexPoint Strategic Opportunities Fund will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Exchange) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to NexPoint Strategic Opportunities Fund, a Delaware statutory trust (“NHF”), upon the terms and subject to the conditions set forth in its Offer to Exchange dated October 30, 2020 (together with any amendments or supplements thereto, the “Offer to Exchange”), the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Exchange and the Letter of Transmittal, the “Offer”), receipt of which is hereby acknowledged by the undersigned, the number of common shares of beneficial interest of NHF, $0.001 par value per share (each, a “Common Share,” and collectively, the “Common Shares”), listed below, pursuant to the guaranteed delivery procedures set forth under the heading “The Exchange Offer” in the of the Offer to Exchange. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Exchange.

Number of Common Shares to be tendered:                                   Common Shares.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER SHARE AT WHICH COMMON SHARES ARE BEING TENDERED

(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING COMMON SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1) COMMON SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Common Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Common Shares at the purchase price as shall be determined by NHF in accordance with the terms of the Offer.

☐

The undersigned wishes to maximize the chances of having NHF purchase all of the Common Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders its Common Shares at, and is willing to accept, the final Purchase Price as determined by NHF in accordance with the terms and subject to the conditions of the Offer. The undersigned understands that checking this box will result in its Shares being deemed to have been tendered at $10.00 per Share, which is the low end of the price range in the Offer, for purposes of determining the final Purchase Price. The undersigned also understands that this may have the effect of lowering the final Purchase Price and could result in the undersigned receiving a per Common Share price as low as $10.00, which is the low end of the price range in the Offer, less any applicable withholding taxes and without interest.

(2) COMMON SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Common Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Common Shares at the price checked. The undersigned understands that this action could result in NHF purchasing none of the Common Shares tendered hereby if the final Purchase Price determined by NHF in accordance with the terms and subject to the conditions of the Offer is less than the price checked below.

☐        $10.00

☐        $10.25

☐        $10.50

☐        $10.75

☐        $11.00

☐        $11.25

☐        $11.50

☐        $11.75

☐        $12.00

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF COMMON SHARES.

A SHAREHOLDER DESIRING TO TENDER COMMON SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH COMMON SHARES ARE TENDERED. THE SAME COMMON SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED UNDER THE HEADING “THE EXCHANGE OFFER” IN THE OFFER TO EXCHANGE.

CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

A shareholder may tender Common Shares subject to the condition that a specified minimum number of the shareholder’s Common Shares tendered pursuant to the Letter of Transmittal must be purchased if any Common Shares tendered are purchased, all as described under the heading “The Exchange Offer” in the Offer to Exchange. Unless at least the minimum number of Common Shares indicated below is purchased by NHF pursuant to the terms of the Offer, none of the Common Shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Common Shares that must be purchased if any are purchased, and NHF urges shareholders to consult their own financial and tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

The minimum number of Common Shares that must be purchased, if any are purchased, is:                              Common Shares.

If, because of proration, the minimum number of Common Shares designated will not be purchased, NHF may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Common Shares and checked this box:

☐	The tendered Common Shares represent all Common Shares held by the undersigned.

ODD LOTS

(See Instruction 14 of the Letter of Transmittal)

As described under the heading “The Exchange Offer” in the Offer to Exchange, under certain conditions, shareholders holding less than 100 Common Shares may have their Common Shares accepted for payment before any proration of other tendered Common Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Common Shares, even if such holders have separate accounts or certificates representing fewer than 100 Common Shares. Accordingly, this section is to be completed ONLY if Common Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Common Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Common Shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering, on behalf of the beneficial owner(s), Common Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s) of such Common Shares, that each such person is the beneficial owner of an aggregate of less than 100 Common Shares and is tendering all such Common Shares.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):
(Please Print)

Signature(s):

Address(es)
(Include Zip Code)

Area code and telephone number:

☐ If delivery will be by book-entry transfer, check this box.

Name of tendering institution:

Account number:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) “own(s)” and has or have a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Common Shares complies with Rule 14e-4 and (iii) it will deliver to the Depositary at its address set forth above certificate(s) for the Common Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Common Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within two (2) trading days (as defined in the Letter of Transmittal) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Common Shares to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2020

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.